Exhibit No. 4(b)(4)

Counterpart      of 100 Counterparts

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

TO

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York (formerly Irving Trust Company))

AND

MING RYAN

(successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe,

G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy,

W.T. Cunningham and Douglas J. MacInnes)

as Trustees under Carolina Power &

Light Company’s Mortgage and Deed

of Trust, dated as of May 1, 1940

                          Supplemental Indenture

Providing among other things for

First Mortgage Bonds,         % Series due 20         (                     Series)

Dated as of                     , 20

Prepared by and Return to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (TSG)

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

                          SUPPLEMENTAL INDENTURE

INDENTURE, dated as of                 , 20    , by and between CAROLINA POWER & LIGHT COMPANY (d/b/a PROGRESS ENERGY CAROLINAS, INC.), a corporation of the State of North Carolina, whose post office address is 410 South Wilmington Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Corporate Trustee”), and MING RYAN (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy, W.T. Cunningham and Douglas J. MacInnes), whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Individual Trustee”; the Corporate Trustee and the Individual Trustee being hereinafter together sometimes referred to as the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter referred to as the “Original Mortgage” and, as supplemented from time to time by the                          supplemental indentures mentioned below, by this Indenture, and by all other indentures, if any, supplemental to the Original Mortgage, hereinafter referred to as the “Mortgage”), which Original Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York Mellon) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Original Mortgage, reference to which Original Mortgage is hereby made, this Indenture (hereinafter sometimes referred to as the “                         Supplemental Indenture”) being supplemental thereto:

WHEREAS, the Original Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, the Original Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Original Mortgage, as theretofore supplemented, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Original Mortgage, as theretofore supplemented, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Original Mortgage, as theretofore supplemented, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Original Mortgage, as theretofore supplemented, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and

WHEREAS, by the Seventy-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Ming Ryan as Individual Trustee in succession to said Douglas J. MacInnes (resigned), and Ming Ryan accepted said appointment; and

WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, effective January 1, 2003, the Company began doing business under the name Progress Energy Carolinas, Inc., without changing the legal name of the Company; and certificates of doing business by the Company under such name were recorded in all counties in the State of North Carolina and South Carolina in which this                          Supplemental Indenture is to be recorded and were filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, by the Original Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	January 1, 1949
Second Supplemental Indenture	December 1, 1949
Third Supplemental Indenture	February 1, 1951
Fourth Supplemental Indenture	October 1, 1952
Fifth Supplemental Indenture	March 1, 1958
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	November 1, 1961
Eighth Supplemental Indenture	July 1, 1964
Ninth Supplemental Indenture	April 1, 1966
Tenth Supplemental Indenture	October 1, 1967
Eleventh Supplemental Indenture	October 1, 1968
Twelfth Supplemental Indenture	January 1, 1970
Thirteenth Supplemental Indenture	August 1, 1970
Fourteenth Supplemental Indenture	January 1, 1971
Fifteenth Supplemental Indenture	October 1, 1971
Sixteenth Supplemental Indenture	May 1, 1972
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	November 1, 1973
Nineteenth Supplemental Indenture	May 1, 1974
Twentieth Supplemental Indenture	December 1, 1974
Twenty-first Supplemental Indenture	April 15, 1975
Twenty-second Supplemental Indenture	October 1, 1977
Twenty-third Supplemental Indenture	June 1, 1978
Twenty-fourth Supplemental Indenture	May 15, 1979
Twenty-fifth Supplemental Indenture	November 1, 1979
Twenty-sixth Supplemental Indenture	November 1, 1979
Twenty-seventh Supplemental Indenture	April 1, 1980
Twenty-eighth Supplemental Indenture	October 1, 1980
Twenty-ninth Supplemental Indenture	October 1, 1980
Thirtieth Supplemental Indenture	December 1, 1982
Thirty-first Supplemental Indenture	March 15, 1983
Thirty-second Supplemental Indenture	March 15, 1983
Thirty-third Supplemental Indenture	December 1, 1983
Thirty-fourth Supplemental Indenture	December 15, 1983
Thirty-fifth Supplemental Indenture	April 1, 1984
Thirty-sixth Supplemental Indenture	June 1, 1984
Thirty-seventh Supplemental Indenture	June 1, 1984
Thirty-eighth Supplemental Indenture	June 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1985
Fortieth Supplemental Indenture	October 1, 1985
Forty-first Supplemental Indenture	March 1, 1986
Forty-second Supplemental Indenture	July 1, 1986
Forty-third Supplemental Indenture	January 1, 1987
Forty-fourth Supplemental Indenture	December 1, 1987
Forty-fifth Supplemental Indenture	September 1, 1988
Forty-sixth Supplemental Indenture	April 1, 1989
Forty-seventh Supplemental Indenture	August 1, 1989
Forty-eighth Supplemental Indenture	November 15, 1990
Forty-ninth Supplemental Indenture	November 15, 1990
Fiftieth Supplemental Indenture	February 15, 1991

Designation	Dated as of
Fifty-first Supplemental Indenture	April 1, 1991
Fifty-second Supplemental Indenture	September 15, 1991
Fifty-third Supplemental Indenture	January 1, 1992
Fifty-fourth Supplemental Indenture	April 15, 1992
Fifty-fifth Supplemental Indenture	July 1, 1992
Fifty-sixth Supplemental Indenture	October 1, 1992
Fifty-seventh Supplemental Indenture	February 1, 1993
Fifty-eighth Supplemental Indenture	March 1, 1993
Fifty-ninth Supplemental Indenture	July 1, 1993
Sixtieth Supplemental Indenture	July 1, 1993
Sixty-first Supplemental Indenture	August 15, 1993
Sixty-second Supplemental Indenture	January 15, 1994
Sixty-third Supplemental Indenture	May 1, 1994
Sixty-fourth Supplemental Indenture	August 15, 1997
Sixty-fifth Supplemental Indenture	April 1, 1998
Sixty-sixth Supplemental Indenture	March 1, 1999
Sixty-seventh Supplemental Indenture	March 1, 2000
Sixty-eighth Supplemental Indenture	April 1, 2000
Sixty-ninth Supplemental Indenture	June 1, 2000
Seventieth Supplemental Indenture	July 1, 2000
Seventy-first Supplemental Indenture	February 1, 2002
Seventy-second Supplemental Indenture	September 1, 2003
Seventy-third Supplemental Indenture	March 1, 2005
Seventy-fourth Supplemental Indenture	November 1, 2005
Seventy-fifth Supplemental Indenture	March 1, 2008
Seventy-sixth Supplemental Indenture	January 1, 2009
Seventy-seventh Supplemental Indenture	June 18, 2009
Seventy-eighth Supplemental Indenture	September 1, 2011
[Insert Subsequent Supplemental Indentures]

which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Original Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to the lien of the Mortgage certain property of the Company located in said County intended to be subject to the lien of the Original Mortgage, all in accordance with Section 42 of the Mortgage; and

WHEREAS, the Original Mortgage and said First through                          Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this                          Supplemental Indenture is to be recorded; and

WHEREAS, in addition to the property described in the Original Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Original Mortgage, as from time to time then supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding*

3-3/4% Series due 1965	$46,000,000	None
3-1/8% Series due 1979	20,100,000	None
3-1/4% Series due 1979	43,930,000	None
2-7/8% Series due 1981	15,000,000	None
3-1/2% Series due 1982	20,000,000	None
4-1/8% Series due 1988	20,000,000	None
4-7/8% Series due 1990	25,000,000	None
4-1/2% Series due 1991	25,000,000	None
4-1/2% Series due 1994	30,000,000	None
5-1/8% Series due 1996	30,000,000	None
6-3/8% Series due 1997	40,000,000	None
6-7/8% Series due 1998	40,000,000	None
8-3/4% Series due 2000	40,000,000	None
8-3/4% Series due August 1, 2000	50,000,000	None
7-3/8% Series due 2001	65,000,000	None
7-3/4% Series due October 1, 2001	70,000,000	None
7-3/4% Series due 2002	100,000,000	None
7-3/4% Series due 2003	100,000,000	None
8-1/8% Series due November 1, 2003	100,000,000	None
9-3/4% Series due 2004	125,000,000	None
11-1/8% Series due 1994	50,000,000	None
11% Series due April 15, 1984	100,000,000	None
8-1/2% Series due October 1, 2007	100,000,000	None
9-1/4% Series due June 1, 2008	100,000,000	None
10-1/2% Series due May 15, 2009	125,000,000	None
12-1/4% Series due November 1, 2009	100,000,000	None
Pollution Control Series A	63,000,000	None
14-1/8% Series due April 1, 1987	125,000,000	None
Pollution Control Series B	50,000,000	None
Pollution Control Series C	6,000,000	None
11-5/8% Series due December 1, 1992	100,000,000	None
Pollution Control Series D	48,485,000	None
Pollution Control Series E	5,970,000	None
12-7/8% Series due December 1, 2013	100,000,000	None
Pollution Control Series F	34,700,000	None
13-3/8% Series due April 1, 1994	100,000,000	None
Pollution Control Series G	122,615,000	None
Pollution Control Series H	70,000,000	None
Pollution Control Series I	70,000,000	None
Pollution Control Series J	6,385,000	None

Series	Principal Amount Issued	Principal Amount Outstanding*

Pollution Control Series K	2,580,000	None
Extendible Series due April 1, 1995	125,000,000	None
11-3/4% Series due October 1, 2015	100,000,000	None
8-7/8% Series due March 1, 2016	100,000,000	None
8-1/8% Series due July 1, 1996	125,000,000	None
8-1/2% Series due January 1, 2017	100,000,000	None
9.174% Series due December 1, 1992	100,000,000	None
9% Series due September 1, 1993	100,000,000	None
9.60% Series due April 1, 1991	100,000,000	None
Secured Medium-Term Notes, Series A	200,000,000	None
8-1/8% Series due November 15, 1993	100,000,000	None
Secured Medium-Term Notes, Series B	100,000,000	None
8-7/8% Series due February 15, 2021	125,000,000	None
9% Series due April 1, 2022	100,000,000	None
8-5/8% Series due September 15, 2021	100,000,000	$100,000,000
5.20% Series due January 1, 1995	125,000,000	None
7-7/8% Series due April 15, 2004	150,000,000	None
8.20% Series due July 1, 2022	150,000,000	None
6-3/4% Series due October 1, 2002	100,000,000	None
6-1/8% Series due February 1, 2000	150,000,000	None
7-1/2% Series due March 1, 2023	150,000,000	None
5-3/8% Series due July 1, 1998	100,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
6-7/8% Series due August 15, 2023	100,000,000	None
5-7/8% Series due January 15, 2004	150,000,000	None
Pollution Control Series L	72,600,000	72,600,000
Pollution Control Series M	50,000,000	50,000,000
6.80% Series due August 15, 2007	200,000,000	None
5.95% Senior Note Series due March 1, 2009	400,000,000	None
7.50% Senior Note Series due April 1, 2005	300,000,000	None
Pollution Control Series N	67,300,000	67,300,000
Pollution Control Series O	55,640,000	55,640,000
Pollution Control Series P	50,000,000	50,000,000
Pollution Control Series Q	50,000,000	50,000,000
Pollution Control Series R	45,600,000	45,600,000
Pollution Control Series S	41,700,000	41,700,000
Pollution Control Series T	50,000,000	50,000,000
Pollution Control Series U	50,000,000	50,000,000
Pollution Control Series V	87,400,000	87,400,000
Pollution Control Series W	48,485,000	48,485,000
5.125% Series due 2013	400,000,000	400,000,000
6.125% Series due 2033	200,000,000	200,000,000
5.15% Series due 2015	300,000,000	300,000,000
5.70% Series due 2035	200,000,000	200,000,000
5.25% Series due 2015	400,000,000	400,000,000
6.30% Series due 2038	325,000,000	325,000,000
5.30% Series due 2019	600,000,000	600,000,000
3.00% Series due 2021	500,000,000	500,000,000

* The principal amounts outstanding should be updated at the time of each subsequent Supplemental Indenture, and all subsequent series of First Mortgage Bonds should be added.

which bonds are herein sometimes referred to as bonds of the First through ______________ Series, respectively; and

WHEREAS, Section 8 of the Original Mortgage, as heretofore supplemented, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Original Mortgage, as heretofore supplemented, provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Original Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this                          Supplemental Indenture, and the terms of the bonds of the                          Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Original Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Original Mortgage, as heretofore supplemented) unto The Bank of New York Mellon and Ming Ryan, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company’s rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Original Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Original Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this                          Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Original Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage, as heretofore supplemented) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Original Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Original Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this                          Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or this                          Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Original Mortgage, as heretofore supplemented; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Mortgage, as heretofore supplemented, and this                          Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Mortgage, as heretofore supplemented, this                          Supplemental Indenture being supplemental to the Original Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

ARTICLE I

                         SERIES OF BONDS

SECTION 1(A). There shall be a series of bonds designated “    % Series due 20    ” (herein sometimes referred to as the                          Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the                          Series shall be initially issued in the aggregate principal amount of $            , mature on                         , 20    , bear interest at the rate of     % per annum, payable from                         , 20    , if the date of said bonds is on or prior to                         , 20    , or, if the date of said bonds is after                         , 20    , from the                      or                          next preceding the date of said bonds, and thereafter semi-annually on                          and                          of each year, be issued as fully registered bonds in the denominations of Two Thousand Dollars and in any integral multiple of One Thousand Dollars in excess thereof and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on bonds of the                          Series will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a due date for the payment of interest, principal or any Redemption Price (as defined below), falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. The term “business day” means any day other than a Saturday or Sunday or day on which banking institutions in The City of New York are required or authorized to close.

(B) At any time on or after                         , 20    , the bonds of the                          Series shall be redeemable at the option of the Company or with the Proceeds of Released Property in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail not less than 30 days and not more than 90 days prior to the date fixed for redemption), at a redemption price equal to [100% of the principal amount of the bonds then Outstanding to be redeemed, plus in each case accrued interest on such principal amount to such date fixed for redemption. At any time prior to                         , 20    , the bonds of the                          Series shall be redeemable at the option of the Company or with the Proceeds of Released Property in whole at any time, or in part from time to time, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail not less than 30 days and not more than 90 days prior to the date fixed for redemption (together with the date fixed for redemption referred to in the preceding sentence, each a “Redemption Date”)), at a redemption price (hereinafter sometimes referred to as the “Make-Whole Redemption Price” and, together with the redemption price referred to in the preceding sentence, each a “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such bonds from such Redemption Date to the maturity date, computed by discounting such payments, in each case, to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus      basis points, plus in each case accrued interest on such principal amount to such Redemption Date.] [Alternate redemption provisions.] On and after any Redemption Date, unless the Company defaults in the payment of the Redemption Price and interest accrued thereon to such date, interest on the bonds of the                          Series, or the portions of them so called for redemption, shall cease to accrue.

[“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker and having an actual or interpolated maturity comparable to the remaining term of the bonds of the                          Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the                          Series.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker,” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer,” means (i)                         ,                         , or                         , and (ii) one additional primary U.S. Government securities dealer in The City of New York (each a “primary treasury dealer”) selected by the Company. If any Reference Treasury Dealer shall cease to be a primary treasury dealer, the Company will substitute another primary treasury dealer for that dealer.

“Reference Treasury Dealer Quotations,” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.]

In case of a redemption of only a part of the bonds of the                          Series, the Corporate Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds of the                          Series, or portions of them, to be redeemed.

In case of any bonds of the                          Series called for redemption in whole or in part prior to                         , 20    , the Company shall deliver to the Corporate Trustee promptly upon its calculation thereof, but in any event prior to the related Redemption Date, a Treasurer’s Certificate setting forth its calculation of the Make-Whole Redemption Price applicable to such redemption. The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Company’s calculation of any Make-Whole Redemption Price of the bonds of the                          Series.

In lieu of stating any Make-Whole Redemption Price, notices of redemption of the bonds of the                          Series called for redemption in whole or in part shall state substantially the following: “The redemption price of the bonds to be redeemed shall equal [the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the                          Supplemental Indenture) plus      basis points, plus in each case accrued interest on the principal amount thereof called for redemption to the Redemption Date.”] [Alternate redemption provisions.]

Except as provided herein, Article X of the Mortgage shall apply to redemptions of bonds of the                          Series.

(C) At the option of the registered owner, any bonds of the                          Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the                          Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

Bonds of the                          Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the                          Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

(D) The bonds of the                          Series shall be issued in registered form without coupons and shall be issued initially in the form of one or more global bonds (hereinafter sometimes each such global bond referred to as a “                         Series Global Bond”) to or on behalf of The Depository Trust Company (hereinafter sometimes referred to as “DTC”), as depositary therefor, and registered in the name of such depositary or its nominee. Any bonds of the                          Series to be issued or transferred to, or to be held by or on behalf of DTC as such depositary or such nominee (or any successor of such depositary or nominee) for such purpose shall bear the depositary legends as required or otherwise agreed to by the Corporate Trustee and the Company, and in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Corporate Trustee. Notwithstanding any other provision in this                          Supplemental Indenture, payment of interest on the bonds of the                          Series may be made at the option of the Company by check mailed to the registered holders thereof at their registered address, and, with respect to a                          Series Global Bond, the Company may make payments of principal of, any Redemption Price and interest on such                          Series Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such                          Series Global Bond.

Except as otherwise provided by this                          Supplemental Indenture, a                          Series Global Bond may be transferred, in whole but not in part and in the manner provided in the Mortgage, only to a nominee of the depositary for such                          Series Global Bond, or to the depositary, or to a successor depositary for such                          Series Global Bond selected or approved by the Company, or to a nominee of such successor depositary.

If at any time the depositary for a                          Series Global Bond notifies the Company that it is unwilling or unable to continue as the depositary for such                          Series Global Bond or if at any time the depositary for a                          Series Global Bond shall no longer be eligible or in good standing under any applicable statute or regulation, the Company shall appoint a successor depositary with respect to such                          Series Global Bond. If a successor depositary for such                          Series Global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Corporate Trustee, upon receipt of a Company request for the authentication and delivery of bonds of the                          Series in the form of definitive certificates in exchange for such                          Series Global Bond, will authenticate and deliver, without service charge, bonds of the                          Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the                          Series Global Bond in exchange for such                          Series Global Bond. Such bonds of the                          Series will be issued to and registered in the name of such person or persons as are specified by the depositary.

The Company may at any time and in its sole discretion determine that any bonds of the                          Series issued or issuable in the form of one or more                          Series Global Bonds shall no longer be represented by such                          Series Global Bond or Bonds. In any such event the Company will execute, and the Corporate Trustee, upon receipt of a Company order for the authentication and delivery of bonds of the                          Series in the form of definitive certificates in exchange in whole or in part for such                          Series Global Bond or Bonds, will authenticate and deliver, without service charge, to each person specified by the depositary, bonds of the                          Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such                          Series Global Bond or the aggregate principal amount of such                          Series Global Bonds in exchange for such                          Series Global Bond or Bonds.

If the Company so elects in a Treasurer’s Certificate, the depositary may surrender bonds of the                          Series issued in the form of a                          Series Global Bond in exchange in whole or in part for bonds of the                          Series in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such depositary. Thereupon the Company shall execute, and the Corporate Trustee shall authenticate and deliver, without service charge, (i) to each person specified by such depositary a new bond or bonds of the                          Series of like tenor and terms and any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the                          Series Global Bond; and (ii) to such depositary a new                          Series Global Bond of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered                          Series Global Bond and the aggregate principal amount of bonds of the                          Series delivered to holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Corporate Trustee shall authenticate and deliver bonds of the                          Series in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a                          Series Global Bond for bonds of the                          Series in the form of definitive certificates, such                          Series Global Bond shall be canceled by the Corporate Trustee. Except as provided in the immediately preceding paragraph, bonds of the                          Series issued in exchange for an                          Series Global Bond shall be registered in such names and in such authorized denominations as the depositary for such                          Series Global Bond, acting pursuant to

instructions from its direct or indirect participants or otherwise, shall instruct the Corporate Trustee. Provided that the Company and the Corporate Trustee have so agreed, the Corporate Trustee shall deliver such bonds of the                          Series to the persons in whose names the bonds of the                          Series are so to be registered.

Any endorsement of a                          Series Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such                          Series Global Bond or in a Company request. Subject to the terms of the Mortgage, the Corporate Trustee shall deliver and redeliver any such                          Series Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such                          Series Global Bond or in any applicable Company request. If a Company request is so delivered, any instructions by the Company with respect to such                          Series Global Bond contained therein shall be in writing but need not be accompanied by or contained in a Treasurer’s Certificate and need not be accompanied by an opinion of counsel.

The depositary or, if there be one, its nominee, shall be the holder of a                          Series Global Bond for all purposes under the Mortgage and the bonds of the                          Series and beneficial owners with respect to such                          Series Global Bond shall hold their interests pursuant to applicable procedures of such depositary. The Company, the Corporate Trustee, any bond registrar, any paying agent and any other agent of the Company or the Corporate Trustee shall be entitled to deal with such depositary for all purposes of the Mortgage relating to such                          Series Global Bond (including the payment of principal, the Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such                          Series Global Bond as the sole holder of such                          Series Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such depositary)). None of the Company, the Corporate Trustee, any paying agent, any bond registrar or any other agent of the Company or the Corporate Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement or transaction entered into with, or procedures of, the depositary with respect to such                          Series Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a depositary.

ARTICLE II

DIVIDEND COVENANT

SECTION 2. The Company covenants and agrees that, so long as any of the bonds of the                          Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as “Restricted Payments”), and giving effect thereto, the amount arrived at by adding

(a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on

February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

(b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

(c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

The Company further covenants and agrees that not later than May 1 of each year beginning with the year 20__ it will furnish to the Corporate Trustee a Treasurer’s Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 2.

ARTICLE III

CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

SECTION 3. Upon the filing of this                          Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, the Mortgage may secure future advances and other indebtedness and sums not to exceed in the aggregate $2,500,000,000, in addition to $                         in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Original Mortgage, namely, $            , and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4. Subject to any amendments provided for in this                          Supplemental Indenture, the terms defined in the Original Mortgage, as heretofore supplemented, shall, for all purposes of this                          Supplemental Indenture, have the meanings specified in the Original Mortgage, as heretofore supplemented.

SECTION 5. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this                          Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Original Mortgage, as heretofore supplemented, shall apply to and form part of this                          Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this                          Supplemental Indenture.

SECTION 6. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this                          Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this                          Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 7. Nothing in this                          Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this                          Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this                          Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

SECTION 8. This                          Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGES]

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE COMPANY HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries, and Ming Ryan has hereunto set her hand and seal, all as of the day and year first above written.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

By:

Executed, sealed and delivered by

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

by                         , one of its                         , and

attested by                         ,

one of its                         , in the

presence of:

ATTEST:

[COMPANY’S SIGNATURE PAGE]

[                         SUPPLEMENTAL INDENTURE DATED AS OF                         , 20

TO THE CAROLINA POWER & LIGHT COMPANY MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

THE BANK OF NEW YORK MELLON, as Trustee

By:

Executed, sealed and delivered

by THE BANK OF NEW YORK

MELLON, as Trustee, by                         ,

one of its                         ,

and attested by                         ,

one of its                         , in the

presence of:

ATTEST:

(L.S.)
MING RYAN, as Trustee

Executed, sealed and delivered by MING

RYAN, as Trustee, in the presence of:

[TRUSTEES’ SIGNATURE PAGE]

[                          SUPPLEMENTAL INDENTURE DATED AS OF                         , 20

TO THE CAROLINA POWER & LIGHT COMPANY MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

STATE OF NORTH CAROLINA	)
	)	SS.:
COUNTY OF WAKE	)

This          day of                         , A.D. 20__, personally came before me,                         , a Notary Public,                         , who, being by me duly sworn, acknowledged before me that [he/she] is                          of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by [him/her] in behalf of said corporation by its authority duly given. And the said                          acknowledged the said writing to be the act and deed of said corporation.

On the          day of                         , in the year of 20        , before me personally came                         , to me known, who, being by me duly sworn, did depose and say that [he/she] resides at                         ; that [he/she] is                          of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., one of the corporations described in and which executed the above instrument; that [he/she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that [he/she] signed [his/her] name thereto by like order.

_________________ NOTARY PUBLIC, State of North Carolina County My Commission Expires:

STATE OF NORTH CAROLINA	)
	)	SS.:
COUNTY OF WAKE	)

This          day of                         , A.D. 20        , personally came before me,                         , a Notary Public,                         , who, being by me duly sworn, acknowledged before me that [he/she] is the                          of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and attested by [him/her] on behalf of said corporation by its authority duly given.

On the          day of                         , in the year of 20        , before me personally came                         , to me known, who, being by me duly sworn, did depose and say that [he/she] resides at                         ; that [he/she] is the                          of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., one of the corporations described in and which executed the above instrument; that [he/she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that [he/she] signed and attested [his/her] name thereto by the authority of the Board of Directors of said corporation.

_________________ NOTARY PUBLIC, State of North Carolina County My Commission Expires:

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On                     , 20         before me, the undersigned, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that [he/she] signed the same in [his/her] capacity as a                          of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by [his/her] signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed the instrument.

I,                         , a Notary Public of the State of New York, certify that                          personally came before me this day and acknowledged that [he/she] is a                          of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that [he/she], as                         , being authorized to do so, signed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the          day of                          20        .

_________________ Notary Public, State of New York No. Commission Expires

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On                         , 20         before me, the undersigned, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that [he/she] signed and attested the same in [his/her] capacity as a                          of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by [his/her] signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed and attested the instrument.

I,                         , a Notary Public of the State of New York, certify that                          personally came before me this day and acknowledged that [he/she] is a                          of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that [he/she], as                         , being authorized to do so, signed and attested the foregoing on behalf of the corporation.

Witness my hand and official seal, this the          day of                          20        .

_________________ Notary Public, State of New York No. Commission Expires

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

On                         , 20         before me, the undersigned, personally appeared MING RYAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as successor Individual Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

I,                         , a Notary Public of the State of New York, do hereby certify that MING RYAN, as successor Individual Trustee, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the          day of                          20        .

_________________ Notary Public, State of New York No. Commission Expires